SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):    June 28, 2004

Universal Access Global Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-28559

(Commission File Number)

36-4408076

(IRS Employer Identification Number)

233 South Wacker Drive, Suite 600, Chicago, Illinois 60606

(Address of principal executive offices)

Registrant’s telephone number, including area code:  (312) 660-5000

Item 5.  OTHER EVENTS

On July 1, 2004, Universal Access Global Holdings Inc. (the “Company”) issued a press release announcing that it had received a Nasdaq Staff Determination indicating that the Company fails to comply with the minimum stockholders’ equity requirement for continued listing, and that its securities are therefore subject to delisting from the Nasdaq SmallCap Market. The text of the Company’s press release, dated July 1, 2004, relating to the Nasdaq notification is attached hereto as Exhibit 99.1.

Item 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(c)           Exhibits.

Exhibit No.

99.1                           Text of Press Release by the Company dated July 1, 2004 referred to in Item 5 above.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 1, 2004

UNIVERSAL ACCESS GLOBAL HOLDINGS INC.

By:	/S/ Brian W. Coderre
Brian W. Coderre
Chief Financial Officer

EXHIBIT INDEX

Exhibit

99.1                                 Text of Press Release by the Company dated July 1, 2004 referred to in Item 5 above.